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                                    EXHIBIT 3

              SALES AGREEMENT BETWEEN CHEMICAL COMPANY OF MALAYSIA
                   BERHAD & BEECHMONT COMPANY, DAVID EDWARDS,
                          ROBERT ZECH & ROBERT L. BURR
                         FOR SALE OF 95,000 COMMON STOCK
                           IN IMPAX LABORATORIES INC.

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


1.   Purchaser                       :  Beechmont Company, David Edwards, Robert Zech, Robert L. Burr
2.   Seller                          :  Chemical Company of Malaysia Berhad
3.   Contract Date                   :  31 May 2002
4.   Number of Shares Sold           :  95,000 Common Stock of Impax Laboratories, Inc.
5.   Sale Price                      :  US$7.40 per share of common stock
6.   Total contract amount           :  US$703,000 (free of bank charges) to be allocated as follows:
                                        Beechmont Company                       US$207,940
                                        David Edwards                           US$148,000
                                        Robert Zech                             US$246,420
                                        Robert Burr                             US$100,640
7.   Start of Settlement Method:     :  3 June 2002
8.   Abbreviations                   :  Chemical Company of Malaysia Berhad                     CCM
                                        Beechmont Company, David Edwards, Robert Zech, Robert   BC
                                        L. Burr
                                        Impax Laboratories, Inc.                                Impax
9.   Settlement Method               :  i)     CCM sends a letter to Impax regarding the sale of shares
                                        together with stock certificate.

                                        ii)    Impax will send a written confirmation to BC of its receipt of stock certificate and the letter regarding CCM's sale of 95,000 shares.

                                        iii)   Following BC's receipt of written confirmation from Impax, BC will execute the transfer of sales proceeds to CCM.

                                        iv)    CCM will confirm its receipt of sales proceeds to Impax who will then proceed with the shares transfer and deliver the shares  in certified form to BC.

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

                                        If the settlement method outlined in (i) to (iv) is not completed by 17 June
                                        2002 (completion date), the purchaser and seller can by mutual consent agree to extend the completion date.

                                        If the completion date is not extended, then CCM will return to BC the amount deposited by BC on receipt of written confirmation by Impax that the transfer is invalidated and the shares certificates will be returned to CCM.

                                        If CCM shall fail to comply with its delivery requirements following the start of settlement method, then BC shall have the right, by delivery of written notice to CCM and Impax, to require the immediate return of all amounts deposited by BC.

10.  Bank Account                    :  Bank                   JPMorgan Chase Bank, New York
                                                               (Swift Code: CHASUS33)
                                        Account Name           AMMB International (L) Ltd.
                                        Account No.            400-035405
                                        Favouring              CCM Investments Ltd.
                                                               (A/C No.: ###-##-####)
11. Regulatory Approvals             :  Each party will comply with the appropriate SEC filing requirements within
                                        45 days of contract date.

12.  Time Zone                       :  U.S. Eastern Standard Time for the definition of specified dates.

13.  Ownership of Shares             :  The Seller is the sole and beneficial owner of the Shares.  The Seller owns the Shares free and clear of all liens and will deliver all of the Shares to be sold to the Purchaser under this Agreement free and clear of all liens.
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
Agreed by:                                           Agreed by:

/s/ Oh Kim Sun                                       /s/ Robert J. Gellert
--------------------------------------------         --------------------------------------------
Oh Kim Sun, Group Executive Director                 Robert J. Gellert, General Partner
Chemical Company of Malaysia Berhad                  Beechmont Company


                                                     /s/ David Edwards
                                                     -----------------------------------
                                                     David Edwards


                                                     /s/ Robert Zech
                                                     --------------------------------------------
                                                     Robert Zech


                                                     /s/ Robert L. Burr
                                                     --------------------------------------------
                                                     Robert L. Burr
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Date:  31 May 2002